CERTIFICATE OF AMENDMENT
                                       TO
                 THE CERTIFICATE OF FORMATION OF STATUTORY TRUST
                                       OF
                         PIONEER ASSET ALLOCATION SERIES


         This Certificate of Amendment to the Certificate of Formation of Statutory Trust of Pioneer Asset Allocation Series (hereby renamed "Pioneer Ibbotson Asset Allocation Series") (the "Trust") is filed in accordance with the provisions of the Delaware Statutory Trust Act statute (12 Del. C. Section 3810
(b)(1) et seq.) and sets forth the following:

o        First:   The name of the Trust is Pioneer Asset Allocation Series
                  (hereby renamed "Pioneer Ibbotson Asset Allocation Series")

o        Second:  Amendment. The name of the Trust is changed from "
                  Pioneer Asset Allocation Series" to "Pioneer Ibbotson Asset Allocation Series."

o        Third:   This amendment shall become effective immediately upon filing.

         IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 30th day of June, 2004.


                                                              /s/ Osbert M. Hood
                                             -----------------------------------
                                                                 Osbert M. Hood,
                                                 as Trustee and not individually